Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 4
CENTERPOINT ENERGY REPORTS THIRD QUARTER 2007 EARNINGS
     Houston, TX — November 2, 2007 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $91 million, or $0.27 per diluted share, for the third quarter of 2007 compared to $83 million, or $0.26 per diluted share, for the same period of 2006.
     “I am pleased with our financial results this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our performance is consistent with our overall expectations for this year. We experienced solid earnings growth from our investments in our interstate pipelines and field services segments, and our electric and natural gas utilities also continued to demonstrate significant progress.”
     For the nine months ended September 30, 2007, net income was $291 million, or $0.85 per diluted share, compared to $365 million, or $1.14 per diluted share, for the same period of 2006. Results for the nine months ended September 30, 2006, were favorably impacted by $126 million, or $0.40 per diluted share, due to the resolution of certain legacy tax issues but were negatively impacted by $21 million, or $0.07 per diluted share, from a settlement related to the company’s 2001 unbundled cost of service order (UCOS) issued by the Texas Public Utility Commission. Excluding the net effect of these items, net income for the nine months ended September 30, 2006, would have been $260 million, or $0.81 per diluted share, compared to $291 million, or $0.85 per diluted share, for the nine months ended September 30, 2007.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $196 million in the third quarter of 2007, consisting of $155 million from the regulated electric transmission & distribution utility operations (TDU), $11 million from the competition transition charge (CTC), and $30 million related to transition bonds. Operating income for the third quarter of 2006 was $219 million, consisting of $173 million from the TDU, $14 million from the CTC, and $32 million related to transition bonds.
     Operating income for the TDU for the third quarter of 2007 was negatively impacted by a rate settlement implemented in October of 2006, partially offset by customer growth of over 47,000 metered customers since September 2006.
     Operating income for the nine months ended September 30, 2007, was $457 million, consisting of $335 million from the TDU, $32 million from the CTC, and $90 million related to transition bonds. Operating income for the same period of 2006 was $480 million, consisting of $340 million from the TDU, $44 million from the CTC, and $96 million related to transition bonds.

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For Immediate Release	Page 2 of 4
Natural Gas Distribution
     The natural gas distribution segment reported an operating loss of $8 million for the third quarter of 2007 compared to an operating loss of $11 million for the same period of 2006. Due to seasonal impacts, the third quarter for this segment is typically the weakest of the year. The third quarter of 2007 benefited from customer growth with the addition of nearly 48,000 customers since September 2006.
     Operating income for the nine months ended September 30, 2007, was $129 million compared to $90 million for the same period of 2006.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $4 million for the third quarter of 2007 compared to $12 million for the same period of 2006. The decrease in operating income was primarily due to a reduction in locational and seasonal natural gas price differentials. In addition, the third quarter of 2007 included a $2 million gain resulting from mark-to-market accounting for non-trading financial derivatives and a $5 million write-down of natural gas inventory to the lower of average cost or market, compared to a $21 million gain resulting from mark-to-market accounting and a $26 million inventory write-down for the same period of 2006.
     Operating income for the nine months ended September 30, 2007, was $56 million compared to $44 million for the same period of 2006.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $70 million for the third quarter of 2007 compared to $48 million for the same period of 2006. The increase in operating income was driven primarily by the new Carthage to Perryville pipeline, which went into commercial service in May 2007, increased ancillary services, and settlements of certain state tax issues. The third quarter of 2006 included a gain from the sale of excess gas no longer required following improvements to a storage facility.
     Operating income for the nine months ended September 30, 2007, was $166 million compared to $137 million for the same period of 2006.

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For Immediate Release	Page 3 of 4
Field Services
     The field services segment reported operating income of $26 million for the third quarter of 2007 compared to $21 million for the same period of 2006. Operating income increased from higher throughput and increased ancillary services, partially offset by lower commodity prices. In addition, this business recorded equity income of $2 million in each of the third quarters of 2007 and 2006 from its 50 percent interest in a jointly-owned gas processing plant. These amounts are included in Other — net under the Other Income (Expense) caption.
     Operating income for the nine months ended September 30, 2007, was $75 million compared to $66 million for the same period of 2006. Equity income from the jointly-owned gas processing plant was $6 million for the nine months ended September 30, 2007, compared to $7 million for the nine months ended September 30, 2006.
DIVIDEND DECLARATION
     On October 25, 2007, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.17 per share of common stock payable on December 10, 2007, to shareholders of record as of the close of business on November 16, 2007.
OUTLOOK FOR 2007
     CenterPoint Energy expects diluted earnings per share for 2007 to be at the high end of its previously provided range of $1.02 to $1.12. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the impact to earnings of various regulatory proceedings but cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, or the outcome of the TDU’s true-up appeal.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2007. A copy of that report is available on the company’s web site, www.CenterPointEnergy.com, under the “Investors” section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 4 of 4
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Friday, November 2, 2007, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $17 billion. With about 8,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Form 10-Ks for the period ended December 31, 2006, CenterPoint Energy’s and its subsidiaries’ Form 10-Qs for the periods ended March 31, 2007, and June 30, 2007, CenterPoint Energy’s Form 10-Q for the period ended September 30, 2007, and other filings with the Securities and Exchange Commission.
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CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007

Revenues:
Electric Transmission & Distribution	$533	$528	$1,374	$1,399
Natural Gas Distribution	485	458	2,514	2,601
Competitive Natural Gas Sales and Services	830	770	2,743	2,715
Interstate Pipelines	106	137	299	348
Field Services	39	44	114	125
Other Operations	3	3	12	8
Eliminations	(61)	(58)	(201)	(175)

Total	1,935	1,882	6,855	7,021

Expenses:
Natural gas	1,058	991	4,286	4,349
Operation and maintenance	347	349	1,018	1,031
Depreciation and amortization	159	170	452	475
Taxes other than income taxes	87	85	289	284

Total	1,651	1,595	6,045	6,139

Operating Income	284	287	810	882

Other Income (Expense) :
Gain (Loss) on Time Warner investment	20	(58)	17	(74)
Gain (Loss) on indexed debt securities	(12)	56	(13)	70
Interest and other finance charges	(120)	(126)	(353)	(368)
Interest on transition bonds	(32)	(30)	(98)	(93)
Distribution from AOL Time Warner litigation settlement	—	32	—	32
Additional distribution to ZENS holders	—	(27)	—	(27)
Other — net	12	11	27	23

Total	(132)	(142)	(420)	(437)

Income from Before Income Taxes	152	145	390	445

Income Tax Expense	(69)	(54)	(25)	(154)

Net Income	$83	$91	$365	$291

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Basic Earnings Per Common Share:
Net Income	$0.27	$0.29	$1.17	$0.91

Diluted Earnings Per Common Share:
Net Income	$0.26	$0.27	$1.14	$0.85

Dividends Declared per Common Share	$0.15	$0.17	$0.45	$0.51

Weighted Average Common Shares Outstanding (000):
- Basic	311,945	321,192	311,414	320,071
- Diluted	324,716	340,974	319,974	342,222

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$173	$155	$340	$335
Competition Transition Charge	14	11	44	32

Total Electric Transmission and Distribution Utility	187	166	384	367
Transition Bond Companies	32	30	96	90

Total Electric Transmission & Distribution	219	196	480	457
Natural Gas Distribution	(11)	(8)	90	129
Competitive Natural Gas Sales and Services	12	4	44	56
Interstate Pipelines	48	70	137	166
Field Services	21	26	66	75
Other Operations	(5)	(1)	(7)	(1)

Total	$284	$287	$810	$882

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$453	$445	(2%)	$1,170	$1,187	1%
Transition bond companies	80	83	4%	204	212	4%

Total	533	528	(1%)	1,374	1,399	2%

Expenses:
Operation and maintenance	155	163	(5%)	436	467	(7%)
Depreciation and amortization	58	58	—	182	182	—
Taxes other than income taxes	53	58	(9%)	168	171	(2%)
Transition bond companies	48	53	(10%)	108	122	(13%)

Total	314	332	(6%)	894	942	(5%)

Operating Income	$219	$196	(11%)	$480	$457	(5%)

Operating Income:
Electric transmission and distribution operations	$173	$155	(10%)	$340	$335	(1%)
Competition transition charge	14	11	(21%)	44	32	(27%)
Transition bond companies	32	30	(6%)	96	90	(6%)

Total Segment Operating Income	$219	$196	(11%)	$480	$457	(5%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	8,522,786	8,381,258	(2%)	19,317,160	19,060,031	(1%)
Total	22,829,685	22,725,500	—	59,238,907	58,560,692	(1%)

Weather (average for service area):
Percentage of normal:
Cooling degree days	100%	102%	2%	105%	100%	(5%)
Heating degree days	0%	0%	0%	60%	114%	54%

Average number of metered customers:
Residential	1,740,079	1,782,281	2%	1,729,348	1,767,431	2%
Total	1,976,559	2,022,448	2%	1,964,189	2,006,344	2%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$485	$458	(6%)	$2,514	$2,601	3%

Expenses:
Natural gas	298	267	10%	1,787	1,845	(3%)
Operation and maintenance	137	139	(1%)	429	421	2%
Depreciation and amortization	38	38	—	113	114	(1%)
Taxes other than income taxes	23	22	4%	95	92	3%

Total	496	466	6%	2,424	2,472	(2%)

Operating Income (Loss)	$(11)	$(8)	27%	$90	$129	43%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	14	12	(14%)	98	118	20%
Commercial and Industrial	44	42	(5%)	160	168	5%

Total Throughput	58	54	(7%)	258	286	11%

Weather (average for service area)
Percentage of normal:
Heating degree days	104%	75%	(29%)	81%	98%	17%

Average number of customers:
Residential	2,862,020	2,910,041	2%	2,875,345	2,927,122	2%
Commercial and Industrial	240,083	246,021	2%	243,011	246,382	1%

Total	3,102,103	3,156,062	2%	3,118,356	3,173,504	2%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$830	$770	(7%)	$2,743	$2,715	(1%)

Expenses:
Natural gas	809	756	7%	2,673	2,631	2%
Operation and maintenance	8	7	13%	23	23	—
Depreciation and amortization	—	3	—	1	4	(300%)
Taxes other than income taxes	1	—	—	2	1	50%

Total	818	766	6%	2,699	2,659	1%

Operating Income	$12	$4	(67%)	$44	$56	27%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF
Wholesale — third parties	90	74	(18%)	251	241	(4%)
Wholesale — affiliates	8	2	(75%)	27	7	(74%)
Retail & Pipeline	40	43	8%	138	145	5%

Total Throughput	138	119	(14%)	416	393	(6%)

Average number of customers:
Wholesale	140	233	66%	140	235	68%
Retail & Pipeline	6,351	6,743	6%	6,554	6,779	3%

Total	6,491	6,976	7%	6,694	7,014	5%

	Interstate Pipelines
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$106	$137	29%	$299	$348	16%

Expenses:
Natural gas	10	27	(170%)	22	55	(150%)
Operation and maintenance	33	29	12%	98	85	13%
Depreciation and amortization	10	11	(10%)	28	32	(14%)
Taxes other than income taxes	5	—	—	14	10	29%

Total	58	67	(16%)	162	182	(12%)

Operating Income	$48	$70	46%	$137	$166	21%

Pipelines Operating Data:
Throughput data in BCF
Transportation	204	312	53%	718	880	23%

Total Throughput	204	312	53%	718	880	23%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$39	$44	13%	$114	$125	10%

Expenses:
Natural gas	(1)	(2)	(100%)	(4)	(9)	125%
Operation and maintenance	15	17	(13%)	42	49	(17%)
Depreciation and amortization	3	2	33%	8	8	—
Taxes other than income taxes	1	1	—	2	2	—

Total	18	18	—	48	50	(4%)

Operating Income	$21	$26	24%	$66	$75	14%

Field Services Operating Data:
Throughput data in BCF
Gathering	97	104	7%	279	297	6%

Total Throughput	97	104	7%	279	297	6%

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$12	$8	(33%)
Expenses	8	4	50%	19	9	53%

Operating Loss	$(5)	$(1)	80%	$(7)	$(1)	86%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
Capital Expenditures by Segment
Electric Transmission & Distribution	$88	$83	$278	$304
Natural Gas Distribution	48	58	133	135
Competitive Natural Gas Sales and Services	4	1	14	5
Interstate Pipelines	117	39	178	253
Field Services	18	15	41	55
Other Operations	4	5	18	22

Total	$279	$201	$662	$774

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
Interest Expense Detail
Amortization of Deferred Financing Cost	$14	$11	$40	$42
Capitalization of Interest Cost	(3)	(3)	(6)	(18)
Transition Bond Interest Expense	32	30	98	93
Other Interest Expense	109	118	319	344

Total Interest Expense	$152	$156	$451	$461

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	September 30,
	2006	2007
ASSETS
Current Assets:
Cash and cash equivalents	$127	$54
Other current assets	2,868	2,296

Total current assets	2,995	2,350

Property, Plant and Equipment, net	9,204	9,629

Other Assets:
Goodwill	1,705	1,705
Regulatory assets	3,290	3,139
Other non-current assets	439	480

Total other assets	5,434	5,324

Total Assets	$17,633	$17,303

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$187	$150
Current portion of transition bond long-term debt	147	159
Current portion of other long-term debt	1,051	1,195
Other current liabilities	2,836	1,881

Total current liabilities	4,221	3,385

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,362	2,295
Regulatory liabilities	792	825
Other non-current liabilities	900	871

Total other liabilities	4,054	3,991

Long-term Debt:
Transition bond	2,260	2,101
Other	5,542	6,090

Total long-term debt	7,802	8,191

Shareholders’ Equity	1,556	1,736

Total Liabilities and Shareholders’ Equity	$17,633	$17,303

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2007
Cash Flows from Operating Activities:
Net income	$365	$291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	489	519
Deferred income taxes and investment tax credit	(87)	23
Tax and interest reserves reductions related to ZENS and ACES	(119)	—
Changes in net regulatory assets	65	57
Changes in other assets and liabilities	8	(410)
Other, net	7	12

Net Cash Provided by Operating Activities	728	492

Net Cash Used in Investing Activities	(626)	(933)

Net Cash Provided by Financing Activities	109	368

Net Increase (Decrease) in Cash and Cash Equivalents	211	(73)

Cash and Cash Equivalents at Beginning of Period	74	127

Cash and Cash Equivalents at End of Period	$285	$54

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.